SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2014

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On March 5, 2014 Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing a dividend for the first quarter ended March 31, 2014. A copy of the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: March 5, 2014	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Rick Abshire (713) 881-3609

ADAMS RESOURCES ANNOUNCES FIRST QUARTER 2014 DIVIDEND

Houston (March 5, 2014)--Adams Resources & Energy, Inc. (NYSE MKT-AE) announced that its Board of Directors declared a quarterly cash dividend in the amount of $.22 (twenty-two cents) per common share, payable on March 28, 2014 to shareholders of record as of March 18, 2014.

The Company expects to announce its fourth quarter 2013 earnings after the close of business on March 12, 2014.
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The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility, (q) demand for chemical based trucking operations, (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.